EXHIBIT 99.1
ABM INDUSTRIES ANNOUNCES FOURTH QUARTER AND FISCAL
YEAR 2006 FINANCIAL RESULTS
Company Achieves Record Fourth Quarter Sales and Other Income of $696.7 million and
Non-GAAP Operating Earnings of $0.37 for the Fourth Quarter
SAN FRANCISCO, CA — December 12, 2006 — ABM Industries Incorporated (NYSE:ABM), a leading facility services contractor in the United States, today reported income from continuing operations for the fourth quarter of fiscal 2006 of $61.6 million ($1.24 per diluted share), compared to $8.5 million ($0.17 per diluted share) for the prior year fourth quarter. As anticipated, results for the fourth quarter and fiscal year include $45.1 million ($0.91 per diluted share) from the settlement of the World Trade Center insurance claims. Sales and other income for the fourth quarter of fiscal 2006 were $696.7 million, up 5.8% from $658.7 million in the fourth quarter of fiscal 2005. When the Company’s income from settlement of the World Trade Center insurance claims and unusual IT expenses are excluded, the Company’s “Operating Earnings,” a non-GAAP financial measure, for the fourth quarter of 2006 were $18.4 million ($0.37 per diluted share) as compared to $8.5 million ($0.17 per diluted share) in the same quarter of 2005.
“We closed a strong year with solid revenue growth in the fourth quarter, improved margins in our Janitorial, Parking, Security and Engineering segments, and cash flow from operations of nearly $100 million due in large part to the successful resolution of our World Trade Center insurance claims,” commented Henrik C. Slipsager, ABM’s president and chief executive officer. “Our focus and execution on key strategic initiatives continues to enhance our competitive position within the facility services industry. As our customers’ requirements change we must respond by expanding our capabilities and enhancing our service platforms. ABM Engineering, which posted another quarter and year of double digit growth top and bottom line, exemplifies our effort to respond to market demands.”
The Company reported income from continuing operations during the year ended October 31, 2006 of $93.2 million ($1.88 per diluted share) on sales and other income of $2.71 billion, compared to $43.6 million ($0.86 per diluted share) on sales and other income of $2.59 billion for last year. The increase in income from continuing operations was primarily due to the $45.1 million for the settlement of World Trade Center insurance claims and $3.6 million higher benefit from the reduction of the Company’s self insurance reserves related to prior years’ insurance claims. These improvements were partially offset by $2.6 million of share-based compensation costs as a result of the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R effective November 1, 2005, and $2.0 million charge related to the outsourcing of the Company’s information technology infrastructure and services in October 2006. When the Company’s income from the settlement of World Trade Center insurance claims and unusual IT expenses are excluded, operating earnings for fiscal year 2006 were $50.2 million ($1.01 per diluted share) compared with $42.8 million ($0.85 per diluted share) in fiscal year 2005.
A reconciliation of non-GAAP operating earnings for the fourth quarter and fiscal year ended October 31, 2006 and applicable prior periods is included in the tables below titled: “Reconciliation of ABM’s Operating Earnings with Income from Continuing Operations (GAAP)”

Earnings Guidance
Mr. Slipsager concluded, “In addition to our business success, our financial position remains very strong. We ended the year with $134.0 million in cash and cash equivalents, $312.5 million in working capital and no long term debt. For the first time in ABM’s history, total assets exceeded $1 billion. Given the strength of our balance sheet and our cash flow from continuing operations, we remain well positioned to continue to expand our business through a combination of acquisitions and organic growth. We expect GAAP basis income from continuing operations for fiscal 2007 will be in the range of $1.00 to $1.05 per diluted share. On a non-GAAP basis, we expect operating earnings for 2007 will be in the range of $1.10 to $1.15 per diluted share the difference being our IT outsourcing initiative.”
Conference Call
On Wednesday, December 13, 2006 at 6:00 a.m. (PST), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager, and Executive Vice President and Chief Financial Officer George B. Sundby. The webcast will be accessible at www.irconnect.com/primecast/06/q4/abm4q2006.html. Listeners are asked to be online at least fifteen minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of three months.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877-440-9648 within fifteen minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 800-642-1687, and then entering ID # 3555439.
About ABM Industries ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2006 revenues in excess of $2.7 billion and more than 75,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security Services, which includes American Commercial Security Services (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
Cautionary Statement Under the Private Securities Litigation Reform Act of 1995.
Cautionary Statement Under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: ; (1) a change in the frequency or severity of claims against the Company, a deterioration in claims management, the cancellation or non-renewal of the Company’s primary insurance policies or a change in our customers’ insurance needs; (2) a change in actuarial analysis that causes an unanticipated change in insurance reserves; (3) inadequate technology systems that cannot support the growth of the business; (4) acquisition activity slows or is unsuccessful; (5) labor disputes that lead to a loss of sales or expense variations; ; (6) a decline in commercial office building occupancy and rental rates lowers sales and profitability; ; (7) financial difficulties or bankruptcy of a major customer; (8) the loss of long-term customers; (9) intense competition that lowers revenue or reduces margins; (10) an increase in costs that the Company cannot pass on to customers; (11) natural disasters or acts of terrorism that disrupt the Company in providing services; (12) significant accounting and other control costs that reduce the Company’s profitability; and (13) other issues and uncertainties that may include: new accounting pronouncements or changes in accounting policies, labor shortages that adversely affect the Company’s ability to employ entry level personnel ,low levels of capital investments by customers, which tend to be cyclical in nature, that adversely impact the results of the Company’s Lighting segment, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers, unanticipated adverse jury determinations, judicial rulings or other developments in litigation to which the Company is subject, a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital, and the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated condensed financial statements presented on a GAAP basis, ABM uses operating earnings, a non-GAAP measure of income from continuing operations that excludes certain costs, expenses, gains or losses. These adjustments to ABM’s GAAP income from continuing operations are made with the intent of providing both management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, this non-GAAP measure is among the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional measure, in the aggregate and on a per-share basis, is not meant to be considered in isolation or as a substitute for measures of net income prepared in accordance with generally accepted accounting principles in the United States.

Financial Schedules
GAAP Basis
(In thousands, except per share data)

BALANCE SHEET SUMMARY

	October 31,	October 31,
	2006	2005

Assets
Cash and cash equivalents	$134,001	$56,793
Trade accounts receivable, net	383,977	345,104
Other current assets	113,763	119,556

Total current assets	631,741	521,453
Goodwill	247,888	243,559
Other intangibles, net	23,881	24,463
All other assets	112,764	114,235

Total assets	$1,016,274	$903,710

Liabilities
Current liabilities	$319,285	$275,074
Non-current liabilities	155,742	152,710

Total liabilities	475,027	427,784
Stockholders’ Equity	541,247	475,926

Total liabilities and stockholders’ equity	$1,016,274	$903,710

SELECTED CASH FLOW INFORMATION

	Three Months Ended October 31,
	2006	2005

	(UNAUDITED)
Net cash flows from continuing operating activities	$97,811	$37,309
Net operational cash flows from discontinued operations	—	(7,720)

Net Cash Provided By Operating Activities	$97,811	$29,589

Net Cash Used In Investing Activities	$(2,744)	$(7,601)

Common stock issued	$4,781	$3,750
Stock buyback	(12,019)	—
Dividends paid	(5,368)	(5,147)

Net Cash Used In Financing Activities	$(12,606)	$(1,397)

	Year Ended October 31,
	2006	2005

Net cash flows from continuing operating activities	$130,367	$44,799
Net operational cash flows from discontinued operations	—	(7,348)

Net Cash Provided By Operating Activities	$130,367	$37,451

Net Cash Used In Investing Activities	$(21,814)	$(13,102)

Common stock issued	$16,193	$21,137
Stock buyback	(25,961)	(31,318)
Dividends paid	(21,577)	(20,744)

Net Cash Used In Financing Activities	$(31,345)	$(30,925)

INCOME STATEMENT

	Three Months Ended October 31,		Increase
	2006	2005	(Decrease)

	(UNAUDITED)
Revenues
Sales and other income	$696,684	$658,706	5.8%
Gain on insurance claim	80,000	—	—

Total revenues	776,684	658,706	17.9%

Expenses
Operating expenses and cost of goods sold	610,620	581,645	5.0%
Selling, general and administrative expenses	56,265	61,276	(8.2)%
Intangible amortization	1,336	1,409	(5.2)%
Interest expense	129	171	(24.6)%

Total expenses	668,350	644,501	3.7%

Income from continuing operations before income taxes	108,334	14,205	—
Income taxes	46,763	5,711	—

Income from continuing operations	61,571	8,494	—
Income (loss) from discontinued operations, net of income taxes	—	(67)	—
Gain on sale of discontinued operation, net of income taxes	—	—	—

Net Income	$61,571	$8,427	—

Net Income Per Common Share — Basic
Income from continuing operations	$1.26	$0.17	—
Income from discontinued operations	—	—	—
Gain on sale of discontinued operation	—	—	—

	$1.26	$0.17	—

Net Income Per Common Share — Diluted
Income from continuing operations	$1.24	$0.17	—
Income from discontinued operations	—	—	—
Gain on sale of discontinued operation	—	—	—

	$1.24	$0.17	—

Average Common And Common Equivalent Shares
Basic	48,959	48,922	0.1%
Diluted	49,507	49,901	(0.8)%

	Year Ended October 31,		Increase
	2006	2005	(Decrease)

Revenues
Sales and other income	$2,712,668	$2,586,566	4.9%
Gain on insurance claim	80,000	1,195	—

Total revenues	2,792,668	2,587,761	7.9%

Expenses
Operating expenses and cost of goods sold	2,421,552	2,312,687	4.7%
Selling, general and administrative expenses	207,116	204,131	1.5%
Intangible amortization	5,764	5,673	1.6%
Interest expense	495	884	(44.0)%

Total expenses	2,634,927	2,523,375	4.4%

Income from continuing operations before income taxes	157,741	64,386	—
Income taxes	64,536	20,832	—

Income from continuing operations	93,205	43,554	—
Income from discontinued operations, net of income taxes	—	166	—
Gain on sale of discontinued operation, net of income taxes	—	14,221	—

Net Income	$93,205	$57,941	—

Net Income Per Common Share — Basic
Income from continuing operations	$1.90	$0.88	—
Income from discontinued operations	—	—	—
Gain on sale of discontinued operation	—	0.29	—

	$1.90	$1.17	—

Net Income Per Common Share — Diluted
Income from continuing operations	$1.88	$0.86	—
Income from discontinued operations	—	—	—
Gain on sale of discontinued operation	—	0.29	—

	$1.88	$1.15	—

Average Common And Common Equivalent Shares
Basic	49,054	49,332	(0.6)%
Diluted	49,678	50,367	(1.4)%

SALES AND OPERATING PROFIT BY SEGMENT

	Three Months Ended October 31,		Increase
	2006	2005	(Decrease)

	(UNAUDITED)
Sales and Other Income
Janitorial	$398,926	$383,604	4.0%
Parking	112,530	106,813	5.4%
Security	76,873	73,834	4.1%
Engineering	78,536	62,737	25.2%
Lighting	28,773	31,138	(7.6)%
Corporate	1,046	580	80.3%

	$696,684	$658,706	5.8%

Operating Profit
Janitorial	$22,792	$19,959	14.2%
Parking	4,456	1,612	176.4%
Security	1,887	1,233	53.0%
Engineering	5,336	3,873	37.8%
Lighting	675	1,384	(51.2)%
Corporate expenses	(6,683)	(13,685)	(51.2)%

Operating profit from continuing operations	28,463	14,376	98.0%
Gain on insurance claim	80,000	—	—
Interest expense	(129)	(171)	(24.6)%

Income from continuing operations before income taxes	$108,334	$14,205	—

	Year Ended October 31,		Increase
	2006	2005	(Decrease)

Sales and Other Income
Janitorial	$1,563,756	$1,525,565	2.5%
Parking	440,033	409,886	7.4%
Security	307,851	294,299	4.6%
Engineering	285,241	238,794	19.5%
Lighting	113,014	116,218	(2.8)%
Corporate	2,773	1,804	53.7%

	$2,712,668	$2,586,566	4.9%

Operating Profit
Janitorial	$81,578	$67,754	20.4%
Parking	13,658	10,527	29.7%
Security	4,329	3,089	40.1%
Engineering	16,736	14,200	17.9%
Lighting	1,375	3,805	(63.9)%
Corporate expenses	(39,440)	(35,300)	11.7%

Operating profit from continuing operations	78,236	64,075	22.1%
Gain on insurance claim	80,000	1,195	—
Interest expense	(495)	(884)	(44.0)%

Income from continuing operations before income taxes	$157,741	$64,386	—

Reconciliation of ABM’s Operating Earnings with Income from Continuing Operations (GAAP)
(In thousands, except per share data)
Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
Quarters ended October 31, 2006 & 2005

	4th Quarter 2006			4th Quarter 2005
	Pretax	After-tax	Per Share	Pretax	After-tax	Per Share
Income from Continuing Operations	$108,334	$61,571	$1.24	$14,205	$8,494	$0.17

Adjustments
WTC Settlement	(80,000)	(45,058)	(0.91)	—	—	—
IT Outsourcing Initiatives	3,128	1,907	0.04	—	—	—

Operating Earnings	$31,462	$18,420	$0.37	$14,205	$8,494	$0.17

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
Years ended October 31, 2006 & 2005

	Fiscal Year 2006			Fiscal Year 2005
	Pretax	After-tax	Per Share	Pretax	After-tax	Per Share
Income from Continuing Operations	$157,741	$93,205	$1.88	$64,386	$43,554	$0.86

Adjustments
WTC Settlement	(80,000)	(45,058)	$(0.91)	(1,195)	(730)	(0.01)
IT Outsourcing Initiatives	3,338	2,035	$0.04	—	—	—

Operating Earnings	$81,079	$50,182	$1.01	$63,191	$42,824	$0.85

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
Earnings Guidance for 2007

	Fiscal Year 2007			Fiscal Year 2006
	Pretax	After-tax	Per Share	Pretax	After-tax	Per Share
Income from Continuing Operations
2006 Actual				$157,741	$93,205	$1.88
2007 High Estimate	$84,000	$51,500	$1.05
2007 Low Estimate	$80,000	$49,000	$1.00

Adjustments
WTC Settlement	—	—	—	(80,000)	(45,058)	(0.91)
IT Outsourcing Initiatives	8,000	5,000	0.10	3,338	2,035	0.04

Total adjustments	$8,000	$5,000	$0.10	$(76,662)	$(43,023)	$(0.87)

2006 Operating Earnings				$81,079	$50,182	$1.01

Operating Earnings - 2007 High Estimate	$92,000	$56,500	$1.15

Operating Earnings - 2007 Low Estimate	$88,000	$54,000	$1.10

ABM Industries Incorporated
George B. Sundby
Executive Vice President and
Chief Financial Officer
(415) 733-4000